Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico's FAS, Inc. Reports Second Quarter Results
Executing on Initiatives to Reduce Costs and Enhance Operating Efficiency

•	Announces organizational redesign expected to generate approximately $25 million in annualized savings and make the company more nimble and responsive to evolving customers' needs

•
Organizational redesign combined with previously announced cost-reduction and operating efficiency initiatives increases expected annualized savings to $90 million to $110 million, or approximately 4% of 2015 net sales

•	GAAP earnings per share of $0.17; Non-GAAP earnings per share of $0.25

•	Updates fiscal 2016 outlook

Fort Myers, FL - August 30, 2016 - Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2016 second quarter and twenty-six weeks ended July 30, 2016.
For the thirteen weeks ended July 30, 2016 ("the second quarter"), the Company reported net income of $23.0 million, or $0.17 per diluted share, compared to net income of $2.1 million, or $0.02 per diluted share, for the thirteen weeks ended August 1, 2015. The Company reported second quarter 2016 adjusted net income of $33.3 million, or $0.25 adjusted earnings per diluted share, compared to adjusted net income of $37.6 million, or $0.26 adjusted earnings per diluted share, in last year’s second quarter. The adjusted results exclude EPS charges of $0.08 in 2016 related to restructuring and strategic charges, and $0.24 in 2015 related to Boston Proper non-cash goodwill and trade name impairment charges, restructuring and strategic charges and Boston Proper operating results, as presented in the accompanying GAAP to non-GAAP reconciliation.
For the twenty-six weeks ended July 30, 2016, the Company reported net income of $54.1 million, or $0.41 per diluted share, compared to net income of $34.6 million, or $0.24 per diluted share, for the twenty-six weeks ended August 1, 2015. The Company reported adjusted net income of $66.7 million, or $0.50 adjusted earnings per diluted share, compared to adjusted net income of $82.1 million, or $0.57 adjusted earnings per diluted share, in 2015. The adjusted results exclude EPS charges of $0.09 in 2016 related to restructuring and strategic charges and $0.33 in 2015 related to Boston Proper non-cash goodwill and trade name impairment charges, restructuring and strategic charges and Boston Proper operating results, as presented in the accompanying GAAP to non-GAAP reconciliation.
Shelley Broader, CEO and President, said, "We are pleased with our second quarter performance which reflected continued progress in our efforts to transform our company to win in the future. The initiatives we announced last quarter are already driving cost savings and improving our operating efficiency. In addition, we believe that the organizational redesign announced today will enable us to be more nimble and responsive to our customers' evolving needs. We expect that the more streamlined organizational structure combined with the other cost reduction and operating efficiency initiatives, will result in a strong, scalable foundation, that is well-positioned for long-term, profitable growth and value creation."

Cost Reduction and Operating Efficiency Initiatives

During the second quarter, the Company made progress on the cost reduction and operating efficiency initiatives announced in May 2016 to improve its supply chain, optimize marketing expenses and reduce non-merchandise procurement expenses.

The organizational redesign announced today clarified roles, responsibilities and processes across the Company's brands and shared service center. Though new positions were created in key areas such as digital and business analytics, the Company reduced total corporate and field leadership headcount by approximately 200, or 13%, in order to create a flatter organization that should be more nimble and responsive to customers' evolving needs. In addition, Cynthia S. Murray, Chico's Brand President, is leaving the Company. A search for her replacement is underway.

These organizational changes are expected to result in approximately $25 million pre-tax annualized savings. In combination with the previously announced initiatives, the Company is estimating a reduction in future annualized costs between $90 million and $110 million, totaling approximately 4% of 2015 net sales.

Net Sales
For the second quarter, net sales were $635.7 million compared to $685.8 million in last year’s second quarter. This decrease of 7.3% included $26.3 million related to Boston Proper. When excluding Boston Proper from fiscal 2015, net sales decreased 3.6%, primarily reflecting a decline in comparable sales of 3.1% and closed stores. The 3.1% decrease in comparable sales for the second quarter followed a 0.5% increase in last year’s second quarter, and reflected reduced transaction count and slightly lower average dollar sale.
Comparable Sales

	Thirteen Weeks Ended		Twenty-six weeks ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Chico's	(5.1)%	0.9%	(5.3)%	(0.8)%
White House Black Market	(1.3)%	(1.9)%	(2.7)%	0.0%
Soma	0.7%	5.1%	0.6%	5.7%
Total Company	(3.1)%	0.5%	(3.7)%	0.2%
Gross Margin

For the second quarter, gross margin was $240.8 million, or 37.9%, compared to $264.7 million, or 38.6%, in last year’s second quarter. When excluding Boston Proper from fiscal 2015, gross margin decreased 80 basis points in fiscal 2016 compared to gross margin of $255.3 million, or 38.7% last year. This decrease in gross margin rate primarily reflects sales deleverage of occupancy costs partially offset by a slight increase in merchandise margin rate.

Selling, General and Administrative Expenses

For the second quarter, selling, general and administrative expenses (“SG&A”) were $186.6 million, or 29.4%, compared to $207.2 million, or 30.2%, in last year’s second quarter. When excluding Boston Proper from fiscal 2015, SG&A decreased $7.9 million in the second quarter of fiscal 2016 compared to $194.5 million, or 29.5% last year. The $7.9 million decrease is primarily due to savings in store labor, stock-based compensation and marketing expenses, and reflects a slight decline in SG&A rate.
Restructuring and Strategic Charges

For the second quarter, the Company recorded pre-tax restructuring and strategic charges of $16.6 million, primarily consisting of severance, proxy solicitation costs, and consulting fees. On an after-tax basis, the second quarter impact of these charges was $10.3 million, or $0.08 per diluted share.

Income Tax Expense

For the second quarter, the effective tax rate was 38.0% compared to the 2015 second quarter effective tax rate of (108.1)%. The 2015 second quarter effective tax rate reflected tax benefits related to the disposition of Boston Proper. Excluding the 2015 tax benefits related to the disposition of Boston Proper, the 2015 second quarter effective tax rate was 37.7%.

Inventories

At the end of the second quarter of 2016, inventories totaled $235.6 million compared to $239.0 million last year. When excluding Boston Proper from fiscal 2015, inventories decreased $1.2 million in the second quarter of fiscal 2016 compared to $236.8 million last year.

Share Repurchase Program

During the second quarter of fiscal 2016, the Company repurchased 1.7 million shares for $19.7 million, at an average of $11.59 per share, under its $300.0 million share repurchase program announced in November 2015, with $203.7 million remaining under the program.

Changes in Presentation

Commencing in fiscal 2016, store occupancy expenses and shipping expenses, historically presented in SG&A, are being presented in Cost of Goods Sold. The Company believes that the costs represent direct costs associated with the sale of its merchandise and these changes better align the Company with its peers and better reflect how the business operates. Additionally, shipping revenue, historically presented in SG&A, is being presented in Net Sales. These adjustments were made retrospectively and all periods presented conform with this presentation.

Fiscal 2016 Second Half Outlook Update

The fiscal 2016 second half outlook excludes Boston Proper for comparability purposes. The Company is anticipating a low single-digit comparable sales decline for the second half. The Company expects lower sales to result in a decrease in gross margin rate due to deleverage of store occupancy costs, partially offset by an increase in merchandise margin rate. This decrease is expected to be offset by a decline in SG&A as a percent of sales, resulting from the previously announced cost reduction and operating efficiency initiatives. Total inventory is expected to be in line with 2015 levels.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico's, White House Black Market, and Soma is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of July 30, 2016, the Company operated 1,517 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained herein may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program and the organizational redesign, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations (particularly estimated expected savings), operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as “expects,” “believes,” “anticipates,” “plans,” “estimates,” “approximately,” “our planning assumptions,” “future outlook,” and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, particularly the results expected from our current strategic projects related to those focus areas, the integration of our new management team, and those described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

(Financial Tables Follow)

Executive Contact:
Jennifer Powers
Vice President – Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share amounts)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 30, 2016		August 1, 2015		July 30, 2016		August 1, 2015
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico's	$334,160	52.6	$355,417	51.8	$682,864	53.4	$725,276	52.4
White House Black Market	208,038	32.7	213,275	31.1	423,031	33.1	438,717	31.7
Soma	93,534	14.7	90,831	13.2	172,814	13.5	167,998	12.1
Boston Proper	—	0.0	26,303	3.9	—	0.0	51,601	3.8
Total net sales	635,732	100.0	685,826	100.0	1,278,709	100.0	1,383,592	100.0
Cost of goods sold	394,922	62.1	421,125	61.4	775,564	60.7	823,273	59.5
Gross margin	240,810	37.9	264,701	38.6	503,145	39.3	560,319	40.5
Selling, general and administrative expenses	186,626	29.4	207,170	30.2	394,767	30.9	435,235	31.5
Goodwill and intangible impairment charges	—	0.0	66,941	9.8	—	0.0	66,941	4.8
Restructuring and strategic charges	16,556	2.6	16,166	2.3	20,207	1.5	31,041	2.2
Income (loss) from operations	37,628	5.9	(25,576)	(3.7)	88,171	6.9	27,102	2.0
Interest expense, net	(489)	(0.1)	(502)	(0.1)	(948)	(0.1)	(955)	(0.1)
Income (loss) before income taxes	37,139	5.8	(26,078)	(3.8)	87,223	6.8	26,147	1.9
Income tax provision (benefit)	14,100	2.2	(28,200)	(4.1)	33,100	2.6	(8,500)	(0.6)
Net income	$23,039	3.6	$2,122	0.3	$54,123	4.2	$34,647	2.5
Per share data:
Net income per common share-basic	$0.17		$0.02		$0.41		$0.24
Net income per common and common equivalent share–diluted	$0.17		$0.02		$0.41		$0.24
Weighted average common shares outstanding–basic	129,215		138,606		130,406		140,992
Weighted average common and common equivalent shares outstanding–diluted	129,362		138,961		130,516		141,339
Dividends declared per share	$0.0800		$0.0775		$0.2400		$0.2325

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	July 30, 2016	January 30, 2016	August 1, 2015

ASSETS
Current Assets:
Cash and cash equivalents	$100,532	$89,951	$109,015
Marketable securities, at fair value	50,612	50,194	47,999
Inventories	235,636	233,834	239,043
Prepaid expenses and other current assets	43,135	45,660	50,190
Income taxes receivable	3,070	29,157	11,482
Assets held for sale	18,667	16,525	85,941
Total Current Assets	451,652	465,321	543,670
Property and Equipment, net	515,088	550,953	563,583
Other Assets:
Goodwill	96,774	96,774	96,774
Other intangible assets, net	38,930	38,930	38,930
Other assets, net	18,989	14,074	22,829
Total Other Assets	154,693	149,778	158,533
	$1,121,433	$1,166,052	$1,265,786

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$136,761	$129,343	$148,288
Current debt	10,000	10,000	10,000
Other current and deferred liabilities	151,823	158,788	150,433
Liabilities held for sale	—	—	7,297
Total Current Liabilities	298,584	298,131	316,018
Noncurrent Liabilities:
Long-term debt	77,252	82,219	87,186
Deferred liabilities	126,377	130,743	138,815
Deferred taxes	9,377	15,171	13,562
Total Noncurrent Liabilities	213,006	228,133	239,563
Stockholders’ Equity:
Preferred stock	—	—	—
Common stock	1,320	1,355	1,394
Additional paid-in capital	440,038	435,881	422,387
Treasury stock, at cost	(346,062)	(289,813)	(249,854)
Retained earnings	514,495	492,325	535,613
Accumulated other comprehensive income	52	40	665
Total Stockholders’ Equity	609,843	639,788	710,205
	$1,121,433	$1,166,052	$1,265,786

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Statements
(Unaudited)
(in thousands)

	Twenty-Six Weeks Ended
	July 30, 2016	August 1, 2015
Cash Flows From Operating Activities:
Net income	$54,123	$34,647
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and intangible impairment charges, pre-tax	—	66,941
Depreciation and amortization	55,445	61,672
Loss on disposal and impairment of property and equipment	3,542	21,603
Deferred tax benefit	(7,492)	(39,881)
Stock-based compensation expense	9,623	13,657
Excess tax benefit from stock-based compensation	(220)	(2,170)
Deferred rent and lease credits	(9,523)	(9,219)
Changes in assets and liabilities:
Inventories	(1,802)	(15,165)
Prepaid expenses and accounts receivable	(3,379)	(8,325)
Income tax receivable	26,087	(10,887)
Accounts payable	(3,130)	(3,045)
Accrued and other liabilities	(1,588)	2,254
Net cash provided by operating activities	121,686	112,082
Cash Flows From Investing Activities:
Purchases of marketable securities	(28,708)	(29,460)
Proceeds from sale of marketable securities	28,334	107,994
Purchases of property and equipment, net	(25,231)	(42,836)
Net cash (used in) provided by investing activities	(25,605)	35,698
Cash Flows From Financing Activities:
Proceeds from borrowings	—	124,000
Payments on borrowings	(5,000)	(26,500)
Proceeds from issuance of common stock	1,272	9,087
Excess tax benefit from stock-based compensation	220	2,170
Dividends paid	(21,405)	(22,160)
Repurchase of common stock	(60,560)	(258,834)
Net cash used in financing activities	(85,473)	(172,237)
Effects of exchange rate changes on cash and cash equivalents	(27)	121
Net increase (decrease) in cash and cash equivalents	10,581	(24,336)
Cash and Cash Equivalents, Beginning of period	89,951	133,351
Cash and Cash Equivalents, End of period	$100,532	$109,015

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of earnings per common share pursuant to the “two-class” method. For the Company, participating securities are composed entirely of unvested restricted stock awards and performance-based restricted stock units (“PSUs”) that have met their relevant performance criteria.

Earnings per share is determined using the two-class method when it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from non-participating securities such as stock options and PSUs. For the twenty-six weeks ended July 30, 2016 and August 1, 2015, potential common shares were excluded from the computation of diluted EPS to the extent they were antidilutive.

The following unaudited table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying condensed consolidated statements of operations (in thousands, except per share amounts):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015

Numerator
Net income	$23,039	$2,122	$54,123	$34,647
Net income and dividends declared allocated to participating securities	(506)	(28)	(1,155)	(804)
Net income available to common shareholders	$22,533	$2,094	$52,968	$33,843

Denominator
Weighted average common shares outstanding – basic	129,215	138,606	130,406	140,992
Dilutive effect of non-participating securities	147	355	110	347
Weighted average common and common equivalent shares outstanding – diluted	129,362	138,961	130,516	141,339

Net income per common share(1)
Basic	$0.17	$0.02	$0.41	$0.24
Diluted	$0.17	$0.02	$0.41	$0.24

(1) Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of generally accepted accounting principles ("GAAP") diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with GAAP. However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude certain charges and results from non-continuing operations, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results.

A reconciliation of net income and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP adjusted basis is presented in the table below:

Chico’s FAS, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation of Net Income and Diluted EPS
(Unaudited)
(in thousands, except per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Net income: (1)
GAAP basis	$23,039	$2,122	$54,123	$34,647
Goodwill and other intangible impairment charges	—	47,127	—	47,127
Restructuring and strategic charges	10,270	10,070	12,538	19,334
Boston Proper operating loss	—	2,013	—	4,737
Tax benefit related to the disposition of Boston Proper	—	(23,779)	—	(23,779)
Non-GAAP adjusted basis	$33,309	$37,553	$66,661	$82,066

Net income per diluted share: (1) (2)
GAAP basis	$0.17	$0.02	$0.41	$0.24
Goodwill and other intangible impairment charges	0.00	0.33	0.00	0.33
Restructuring and strategic charges	0.08	0.07	0.09	0.13
Boston Proper operating loss	0.00	0.01	0.00	0.04
Tax benefit related to the disposition of Boston Proper	0.00	(0.17)	0.00	(0.17)
Non-GAAP adjusted basis	$0.25	$0.26	$0.50	$0.57

(1) All adjustments to net income are presented net of tax.
(2) Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of non-GAAP diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with GAAP. However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude results from non-continuing operations, may provide a more meaningful measure on which to compare the Company’s results of operations between periods.

The tables below present a reconciliation of selected consolidated financial data on a GAAP basis to selected consolidated financial data on a non-GAAP adjusted basis, reflecting certain adjustments as identified in the footnotes to the table and excluding Boston Proper:

Chico's FAS, Inc. and Subsidiaries
Fiscal 2015 Reconciliation of Reported to Adjusted Selected Non-GAAP Consolidated Financial Data
(Unaudited)
(in thousands)

As Reported

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2015		August 1, 2015
	Amount	% of Sales	Amount	% of Sales
Net Sales	$680,351	100.0	$1,373,690	100.0
Cost of goods sold	314,383	46.2	611,952	44.5
Gross margin	365,968	53.8	761,738	55.5
Selling, general and administrative expenses	308,437	45.3	636,654	46.3
Subtotal	57,531	8.5	125,084	9.2

Boston Proper

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2015		August 1, 2015
	Amount	% of Sales	Amount	% of Sales
Net Sales	$24,209	100.0	$47,989	100.0
Cost of goods sold	13,286	54.9	26,587	55.4
Gross margin	10,923	45.1	21,402	44.6
Selling, general and administrative expenses	14,163	58.5	29,029	60.5
Subtotal	(3,240)	(13.4)	(7,627)	(15.9)

Adjustments, excluding Boston Proper

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2015		August 1, 2015
	Amount	% of Sales	Amount	% of Sales
Net Sales(1)	$3,381	0.5	$6,290	0.5
Store occupancy expense(2)	95,272	13.9	188,558	13.8
Shipping expense(3)	7,875	1.2	15,794	1.1
Cost of goods sold	103,147	15.1	204,352	14.9
Gross margin	(99,766)	(14.6)	(198,062)	(14.4)
Selling, general and administrative expenses	(99,766)	(14.6)	(198,062)	(14.4)
Subtotal	—	—	—	—

As Adjusted, Non-GAAP

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2015		August 1, 2015
	Amount	% of Sales	Amount	% of Sales
Net Sales	$659,523	100.0	$1,331,991	100.0
Cost of goods sold	404,244	61.3	789,717	59.3
Gross margin	255,279	38.7	542,274	40.7
Selling, general and administrative expenses	194,508	29.5	409,563	30.7
Subtotal	60,771	9.2	132,711	10.0

(1) Adjustments to net sales represent the correction of an immaterial error in the classification of shipping revenue, which was previously classified within SG&A.
(2) Adjustments to store occupancy expense represent the reclassification of store occupancy expenses, which were previously classified within SG&A.
(3) Adjustments to shipping expense represent a change in accounting policy to present shipping expenses within cost of goods sold, which were previously reported within SG&A.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirteen Weeks Ended July 30, 2016
(Unaudited)

	April 30, 2016	New Stores	Closures	July 30, 2016
Store count:
Chico’s frontline boutiques	600	1	(2)	599
Chico’s outlets	117	—	—	117
Chico's Canada	4	—	—	4
WHBM frontline boutiques	428	1	(2)	427
WHBM outlets	71	—	—	71
WHBM Canada	6	—	—	6
Soma frontline boutiques	272	3	(1)	274
Soma outlets	19	—	—	19
Total Chico’s FAS, Inc.	1,517	5	(5)	1,517

	April 30, 2016	New Stores	Closures	Other changes in SSF	July 30, 2016
Net selling square footage (SSF):
Chico’s frontline boutiques	1,639,696	2,339	(3,488)	(476)	1,638,071
Chico’s outlets	293,646	—	—	—	293,646
Chico's Canada	9,695	—	—	—	9,695
WHBM frontline boutiques	990,054	2,230	(3,688)	4,724	993,320
WHBM outlets	148,457	—	—	—	148,457
WHBM Canada	14,891	—	—	—	14,891
Soma frontline boutiques	514,518	5,450	(1,562)	(412)	517,994
Soma outlets	35,637	—	—	—	35,637
Total Chico’s FAS, Inc.	3,646,594	10,019	(8,738)	3,836	3,651,711

As of July 30, 2016 the Company also sold merchandise through 78 international franchise locations, comprised of 7 Chico's stand-alone boutiques, 40 Chico's shop-in-shops, and 31 Soma shop-in-shops.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Twenty-Six Weeks Ended July 30, 2016
(Unaudited)

	January 30, 2016	New Stores	Closures	July 30, 2016
Store count:
Chico’s frontline boutiques	604	2	(7)	599
Chico’s outlets	117	—	—	117
Chico's Canada	4	—	—	4
WHBM frontline boutiques	429	3	(5)	427
WHBM outlets	71	—	—	71
WHBM Canada	6	—	—	6
Soma frontline boutiques	269	6	(1)	274
Soma outlets	18	1	—	19
Total Chico’s FAS, Inc.	1,518	12	(13)	1,517

	January 30, 2016	New Stores	Closures	Other changes in SSF	July 30, 2016
Net selling square footage (SSF):
Chico’s frontline boutiques	1,652,991	5,112	(19,398)	(634)	1,638,071
Chico’s outlets	293,646	—	—	—	293,646
Chico's Canada	9,695	—	—	—	9,695
WHBM frontline boutiques	991,164	6,921	(10,300)	5,535	993,320
WHBM outlets	148,457	—	—	—	148,457
WHBM Canada	14,891	—	—	—	14,891
Soma frontline boutiques	507,805	11,008	(1,562)	743	517,994
Soma outlets	33,792	1,845	—	—	35,637
Total Chico’s FAS, Inc.	3,652,441	24,886	(31,260)	5,644	3,651,711

As of July 30, 2016 the Company also sold merchandise through 78 international franchise locations, comprised of 7 Chico's stand-alone boutiques, 40 Chico's shop-in-shops, and 31 Soma shop-in-shops.